Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-208697, 333-204567, 333-211834 and 333-215783) and Form F-3 (No. 333-211765) of Galapagos NV (the “Company”) of our report dated March 21, 2017, relating to the consolidated financial statements of the Company and its subsidiaries, appearing in the annual report on Form 20-F of the Company for the year ended December 31, 2016.

Zaventem, March 23, 2017

/s/ Gert Vanhees

DELOITTE Bedrijfsrevisoren/Reviseurs d’Entreprises

BV o.v.v.e. CVBA/SC s.f.d. SCRL

Represented by Gert Vanhees